Filed Pursuant to Rule 424(b)(3)
        Registration No. 333-282789

BROOKFIELD REAL ESTATE INCOME TRUST INC.
SUPPLEMENT NO. 7 DATED DECEMBER 30, 2025
TO THE PROSPECTUS DATED JULY 2, 2025

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of Brookfield Real Estate Income Trust Inc., dated July 2, 2025 (as supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus. References herein to the “Company,” “we,” “us,” or “our” refer to Brookfield Real Estate Income Trust Inc. and its subsidiaries unless the context specifically requires otherwise.

The purpose of this Supplement is to provide certain updates to our Prospectus.
Prospectus Updates
Effective as of the close of business on January 1, 2026, the second, third and fourth paragraphs set forth in the “Suitability Standards” section of the Prospectus are hereby deleted and replaced with the following:

In consideration of these factors, we require that a purchaser of shares of our common stock have either:
•a net worth of at least $350,000; or
•a gross annual income of at least $100,000 and a net worth of at least $100,000.
Certain states have established suitability standards in addition to the minimum income and net worth standards described above. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below. Certain broker-dealers selling shares in this offering may impose greater suitability standards than the minimum income and net worth standards described above and the state-specific suitability standards described below.
For purposes of determining whether you satisfy the suitability standards, (i) “net worth” is calculated excluding the value of your home, home furnishings and automobiles; (ii) unless otherwise indicated, “liquid net worth” means that portion of net worth that consists of cash, cash equivalents and readily marketable investments; and (iii) “direct participation programs” means REITs, business development companies, oil and gas programs, equipment leasing programs, and commodity pools, but excludes federal and state exempt private offerings and any investment company registered pursuant to the Investment Company Act of 1940, as amended.
Effective as of the close of business on January 1, 2026, the Alabama, Iowa and Kentucky suitability standards set forth in the “Suitability Standards” section of the Prospectus are hereby deleted and replaced with the following, and the following Arkansas suitability standard is hereby added:
Alabama Investors. An Alabama investor’s aggregate investment in our company and other non-traded direct participation programs shall not exceed 10% of such investor’s liquid net worth at the time of investment in us. This concentration limit does not apply to investments made through the distribution reinvestment plan nor to an investor who is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).
Arkansas Investors. An Arkansas investor’s aggregate investment in our company and other non-traded direct participation programs shall not exceed 10% of such investor’s liquid net worth at the time of investment in us. This concentration limit does not apply to investments made through the distribution reinvestment plan nor to an investor who is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.
Iowa Investors. An Iowa investor’s aggregate investment in our company and other non-traded direct participation programs shall not exceed 10% of such investor’s liquid net worth at the time of investment in us. This concentration limit does not apply to investments made through the distribution reinvestment plan nor to an investor who is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.
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Kentucky Investors. A Kentucky investor’s aggregate investment in our company and other non-traded direct participation programs shall not exceed 10% of such investor’s liquid net worth at the time of investment in us. This concentration limit does not apply to investments made through the distribution reinvestment plan nor to an investor who is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.
Effective as of the close of business on January 1, 2026, the Form of Subscription Agreement set forth in Appendix B of the Prospectus is hereby deleted and replaced with the Form of Subscription Agreement attached to this Supplement as Appendix A.
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APPENDIX A

Investment Method By Mail Attach a check to this agreement. Make all checks payable to: BROOKFIELD REAL ESTATE INCOME TRUST INC.1 By Wire Please wire funds according to the instructions below2. Account Name: Brookfield Real Estate Income Trust Inc. Bank Name: UMB Bank NA ABA Routing Number: 1010-0069-5 Account Number: 9872292448 For Credit To: SS&C GIDS, Inc. as Agent for Brookfield Real Estate Income Trust Inc. For Further Credit To: _______________________________ Share Class Selection (required) Share Class T (Minimum investment $2,500; minimum subsequent investment $500) Share Class S (Minimum investment $2,500; minimum subsequent investment $500) Share Class D3 (Minimum investment $2,500; minimum subsequent investment $500) Share Class I3 (Minimum investment $1,000,000 (unless waived); minimum subsequent investment $500) 1. Your Investment $ Initial Purchase Subsequent Purchase INVESTMENT AMOUNT 2. Ownership Type (Select Only One) Account Number: _____________________________ A. Taxable Accounts Individual Transfer on Death (Optional Designation. Not Available for Louisiana Residents. See Section 3C.) Tenants in Common Community Property Uniform Gift / Transfer to Minors State of: _________________ Trust Agreement or Certificate of Trust Corporation / Partnership Other: _____________________________ (Articles of Incorporation or Partnership Agreement Required) IRA ROTH IRA SEP IRA Simple IRA Other: _____________________________ C. Custodian Information (To Be Completed by Custodian) CUSTODIAN NAME CUSTODIAN TAX ID NUMBER CUSTODIAN PHONE NUMBER Brookfield Real Estate Income Trust Inc. (The “Trust”) Subscription Agreement for Shares 1 All purchase checks must be in U.S. dollars drawn on a domestic financial institution. The Trust will not accept payment in cash or money orders. To prevent check fraud, the Trust will not accept third party checks, treasury checks, credit card checks, traveler’s checks or starter checks for the purchase of shares. The Trust is unable to accept post-dated checks, or any conditional order or payment. 2 To purchase by wire, the Trust or its agent must have a completed account application before your wire is sent. A purchase order will not be accepted until the Trust or its agent has received the completed application and any requested documentation in proper form. Wired funds must be received by 4:00 p.m. Eastern time at least five business days prior to the first calendar day of the month (unless waived by the Trust or its designee) to be accepted for that month’s admittance. 3 Available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus, as amended and supplemented. B. Non-Taxable Accounts (Custodian Signature Required) CUSTODIAN STAMP HERE Broker / Financial Advisor will make payment on your behalf

Brookfield Real Estate Income Trust Inc. (The "Trust") | Subscription Agreement for Shares

Entity Name – Retirement Plan / Trust / Corporation / Partnership / Other
(Trustee(s) and / or authorized signatory(s) information MUST be provided in Sections 3A and 3B)

ENTITY NAME | TAX ID NUMBER | DATE OF TRUST | **EXEMPTIONS** (See Form W-9 instructions at www.irs.gov)

Entity Type (Select one. **Required**)

☐ Retirement Plan ☐ Trust ☐ S-Corp ☐ C-Corp ☐ LLC ☐ Partnership ☐ Other

☐ If you checked "Partnership" or "Trust/Estate", or checked "LLC" and entered "P", check this box if you have any foreign partners, owners or beneficiaries. (see Form W-9 instructions at www.irs.gov.)

Jurisdiction (if Non-U.S.) ______ Exempt payee code (if any) ______

(Attach a completed applicable Form W-8) Exemption from FATCA reporting code ______

3. Investor Information

A. Investor Name (Investor / Trustee / Executor / Authorized Signatory Information)
(Residential street address **MUST** be provided. See Section 4 if mailing address is different than residential street address.)

FIRST NAME | MI | LAST NAME | GENDER

SOCIAL SECURITY NUMBER / TAX ID | DATE OF BIRTH (MM/DD/YYYY) | DAYTIME PHONE NUMBER

RESIDENTIAL STREET ADDRESS | CITY | STATE | ZIP CODE

EMAIL ADDRESS

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below (**Required**)

☐ Resident Alien ☐ Non-Resident Alien (Attach a completed Form W-8BEN, Rev. July 2017) Country of Citizenship ______

If you are an Brookfield Employee, Officer, Director or Affiliate, Select One below (**Required**)

☐ Brookfield Employee ☐ Brookfield Officer or Director ☐ Brookfield Affiliate

B. Co-Investor Name (Co-Investor / Co-Trustee / Co-Authorized Signatory Information, if applicable)

FIRST NAME | MI | LAST NAME | GENDER

SOCIAL SECURITY NUMBER / TAX ID | DATE OF BIRTH (MM/DD/YYYY) | DAYTIME PHONE NUMBER

RESIDENTIAL STREET ADDRESS | CITY | STATE | ZIP CODE

EMAIL ADDRESS

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below (**Required**)

☐ Resident Alien ☐ Non-Resident Alien (Attach a completed Form W-8BEN, Rev. July 2017) Country of Citizenship ______

If you are a Brookfield Employee, Officer, Director or Affiliate, Select One below (**Required**)

☐ Brookfield Employee ☐ Brookfield Officer or Director ☐ Brookfield Affiliate

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3 Brookfield Real Estate Income Trust Inc. (The “Trust”) I Subscription Agreement for Shares C. Transfer on Death Beneficiary Information (Individual or Joint Account with rights of survivorship only.) (Not available for Louisiana residents.) (Beneficiary Date of Birth required. Whole percentages only; must equal 100%.) Primary Secondary %FIRST NAME MI LAST NAME SOCIAL SECURITY NUMBER DATE OF BIRTH (MM/DD/YYYY) Primary Secondary %FIRST NAME MI LAST NAME SOCIAL SECURITY NUMBER DATE OF BIRTH (MM/DD/YYYY) Primary Secondary %FIRST NAME MI LAST NAME SOCIAL SECURITY NUMBER DATE OF BIRTH (MM/DD/YYYY) Primary Secondary %ENTITY NAME EMPLOYEE IDENTIFICATION NUMBER DATE OF FORMATION (MM/DD/YYYY) 4. Contact Information (If different than provided in Section 3A) EMAIL ADDRESS MAILING ADDRESS CITY STATE ZIP CODE

4 Brookfield Real Estate Income Trust Inc. (The “Trust”) I Subscription Agreement for Shares ATTACH A PRE-PRINTED VOIDED CHECK * A participant may terminate participation in the Distribution Reinvestment Plan at any time, without penalty, by delivering 10 days’ prior written notice to Brookfield Real Estate Income Trust Inc. This notice must be received by Brookfield Real Estate Income Trust Inc. prior to the last day of a month in order for a participant’s termination to be effective for such month. Upon termination, future distributions will be distributed in cash. 5. Select How You Want to Receive Your Distributions (Select only one) IF YOU ARE NOT AN ALABAMA, CALIFORNIA, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, TENNESSEE, TEXAS, VERMONT OR WASHINGTON INVESTOR, YOU ARE AUTOMATICALLY ENROLLED IN OUR DISTRIBUTION REINVESTMENT PLAN. If you do not wish to be enrolled in the Distribution Reinvestment Plan, initial this box and complete the information below: Initial this box ONLY if you do NOT wish to enroll in the Distribution Reinvestment Plan and you instead elect to receive cash distributions. Initials IF YOU ARE AN ALABAMA, CALIFORNIA, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, TENNESSEE, TEXAS, VERMONT OR WASHINGTON INVESTOR, YOU MAY ELECT TO ENROLL IN OUR DISTRIBUTION REINVESTMENT PLAN. You will automatically receive cash distributions unless you elect to enroll in the Distribution Reinvestment Plan. If you wish to enroll in the Distribution Reinvestment Plan, initial this box*: Initials If you do not wish to enroll in the Distribution Reinvestment Plan, complete the information below. For Custodial held accounts, if you elect cash distributions the funds must be sent to the Custodian. A. Cash / Check Mailed to the address set forth above (Available for Non-Custodial Investors only.) B. Cash / Check Mailed to Third Party / Custodian NAME / ENTITY NAME / FINANCIAL INSTITUTION ACCOUNT NUMBER (REQUIRED) MAILING ADDRESS CITY STATE ZIP CODE C. Cash/Direct Deposit – Attach a pre-printed voided check. (Non-Custodian Investors Only) I authorize Brookfield Real Estate Income Trust Inc. or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Brookfield Real Estate Income Trust Inc. in writing to cancel it. In the event that Brookfield Real Estate Income Trust Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. FINANCIAL INSTITUTION NAME YOUR BANK’S ABA ROUTING NUMBER YOUR BANK ACCOUNT NUMBER MAILING ADDRESS CITY STATE ZIP CODE

5 Brookfield Real Estate Income Trust Inc. (The “Trust”) I Subscription Agreement for Shares 6. Broker-Dealer/Financial Advisor Information (Required Information. All fields must be completed.) The Financial Advisor must sign below to complete the order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor’s legal residence. BROKER-DEALER FINANCIAL ADVISOR NAME FINANCIAL ADVISOR MAILING ADDRESS CITY STATE ZIP CODE FINANCIAL ADVISOR NUMBER BRANCH NUMBER TELEPHONE NUMBER FAX NUMBER EMAIL ADDRESS Note that unless previously agreed to in writing by Brookfield Real Estate Income Trust Inc., all sales of securities must be made through a broker-dealer, including when an RIA has introduced the sale. In all cases, Section 6 must be completed. The undersigned confirm(s), which confirmation is made on behalf of the broker-dealer with respect to sales of securities made through a broker-dealer, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered or made available a current Prospectus and all related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, including Regulation Best Interest, as applicable, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned Financial Advisor further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing Anti-Money Laundering Program and Customer Identification Program. FINANCIAL ADVISOR SIGNATURE DATE BRANCH MANAGER SIGNATURE (If required by broker-dealer) DATE EMAIL ADDRESS If blank, the email provided in Section 3A will be used. 7. Electronic Delivery Form (Optional) Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Brookfield Real Estate Income Trust Inc. If you would like to consent to electronic delivery, including pursuant to email, initial the box below for this election. The Trust encourages you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize us to either (i) email stockholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available. You will not receive paper copies of these electronic materials unless at least one of the following conditions occurs: (1) you specifically request hard copies; (2) the delivery of electronic materials is prohibited; (3) you click an unsubscribe link within an email communication received; or (4) the Trust, at its sole discretion, elects to send paper copies of the materials. I consent to electronic delivery: Initials

Brookfield Real Estate Income Trust Inc. (The "Trust") | Subscription Agreement for Shares

8. Subscriber Representations

The Trust is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. The Trust may also ask to see other identifying documents. If you do not provide the information, the Trust may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If the Trust is unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if the Trust believes we have identified potentially criminal activity, the Trust reserves the right to take action as the Trust deems appropriate, which may include closing your account.

Separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf.

Note: All Items Must Be Read and Initialed

In order to induce Brookfield Real Estate Income Trust Inc. to accept this subscription, I hereby represent and warrant to you as follows:	Primary Investor Initials	Co-Investor Initials
a. I have received a copy of the final Prospectus.		
b. I/We have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $350,000, or (ii) a minimum net worth (as previously described) of at least $100,000 and a minimum annual gross income of at least $100,000.		
c. In addition to the general suitability requirements described above in 8(b), I/we meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the Prospectus under "SUITABILITY STANDARDS."		
d. I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.		
e. I am purchasing the Shares for my own account.		
f. I understand that the transaction price per share at which my investment will be executed will be made available at www.brookfieldreit.com and in a prospectus supplement filed with the SEC, available at www.sec.gov.		
g. I understand that my subscription request will not be accepted before the later of (i) two business days before the first calendar day of the month and (ii) three business days after the transaction price is made available. I understand that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary or directly on Brookfield Real Estate Income Trust Inc.'s toll-free, automated telephone line, (833) 625-7348.		
h. If I am not an **Alabama, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Tennessee, Texas, Vermont or Washington** resident, I acknowledge that I will be automatically enrolled in the distribution reinvestment plan unless I elect in Section 5 of this subscription agreement to receive my distributions in cash.		
i. If I am an **Alabama** resident, my aggregate investment in Brookfield Real Estate Income Trust Inc. and other non-traded direct participation programs shall not exceed 10% of my liquid net worth at the time of investment in Brookfield Real Estate Income Trust Inc. This concentration limit does not apply to investments made through the Distribution Reinvestment Plan nor to an investor who is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.		
j. If I am an **Arkansas** resident, my aggregate investment in Brookfield Real Estate Income Trust Inc. and other non-traded direct participation programs shall not exceed 10% of my liquid net worth at the time of investment in Brookfield Real Estate Income Trust Inc. This concentration limit does not apply to investments made through the Distribution Reinvestment Plan nor to an investor who is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.		
k. If I am an **Idaho** resident, I have either (a) a net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000.		
l. If I am an **Iowa** resident, my aggregate investment in Brookfield Real Estate Income Trust Inc. and other non-traded direct participation programs shall not exceed 10% of my liquid net worth at the time of investment in Brookfield Real Estate Income Trust Inc. This concentration limit does not apply to investments made through the Distribution Reinvestment Plan nor to an investor who is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.		
m. If I am a **Kansas** resident, I understand that the Securities Commissioner of Kansas recommends that Kansas investors limit their aggregate investment in Brookfield Real Estate Income Trust Inc.'s securities and other similar investments to not more than 10 percent of their liquid net worth.		
n. If I am a **Kentucky** resident, my aggregate investment in Brookfield Real Estate Income Trust Inc. and other non-traded direct participation programs shall not exceed 10% of my liquid net worth at the time of investment in Brookfield Real Estate Income Trust Inc. This concentration limit does not apply to investments made through the Distribution Reinvestment Plan nor to an investor who is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.		
o. If I am a **Maine** resident, I acknowledge that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth.		

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Brookfield Real Estate Income Trust Inc. (The "Trust") I Subscription Agreement for Shares

	Primary Investor Initials	Co-Investor Initials
p. If I am a **Massachusetts** resident, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000; or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my investment in Brookfield Real Estate Income Trust Inc., its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excludingunregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my liquid net worth.		
q. If I am a **Missouri** resident, no more than ten percent (10%) of my liquid net worth shall be invested in the securities being registered in this offering..		
r. If I am a **Nebraska** resident, and I do not meet the definition of "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in this offering and in the securities of other non-publicly traded REITs may not exceed 10% of my net worth.		
s. If I am a **New Jersey** resident, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000; or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my investment in Brookfield Real Estate Income Trust Inc., its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my liquid net worth. New Jersey investors are advised that the Class T and Class S shares will, with limited exceptions, be subject to upfront selling commissions and/or dealer manager fees of up to 3.5% and Class D shares will, with limited exceptions, be subject to upfront selling commissions of up to 1.5%, which, in each case, will reduce the amount of the purchase price that is available for investment.New Jersey investors are also advised that Brookfield Real Estate Income Trust Inc. will pay stockholder servicing fees, subject to certain limits, with respect to outstanding Class T, Class S and Class D shares in an annual amount equal to 0.85%, 0.85% and 0.25%, respectively, of the aggregate NAV of the outstanding Class T, Class S or Class D shares. The stockholder servicing fees will reduce the NAV or, alternatively, the amount of distributions that are paid with respect to Class T, Class S and Class D shares. Stockholder servicing fees allocable to a specific class of shares will only be included in the NAV calculation for that class, which may cause the NAV per share for our share classes to be different. No upfront selling commissions, dealer manager fees or ongoing stockholder servicing fees are paid with respect to Class I shares. Your financial advisor may charge a separate wrap account or similar fee with respect to Class I shares or Class D shares.		
t. If I am a **New Mexico** resident, I must limit my investment in Brookfield Real Estate Income Trust Inc.'s shares, shares of its affiliates and other non-traded real estate investment trusts to 10% of my liquid net worth. Investors who are accredited investors, as defined by Rule 501(a) of Regulation D under the Securities Act, are not subject to the foregoing investment concentration limit.		
u. If I am a **North Dakota** resident, I have a net worth of at least 10 times my investment in Brookfield Real Estate Income Trust Inc.		
v. If I am an **Ohio** resident, my investment in Brookfield Real Estate Income Trust Inc. and other non-traded real estate investment programs may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that comprises cash, cash equivalents, and readily marketable securities. This condition does not apply, directly or indirectly, to federally covered securities. This condition also does not apply to purchasers who meet the definition of an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, 15 U.S.C.A. 77a, as amended.		
w. If I am an **Oregon** resident, my investment in Brookfield Real Estate Income Trust Inc. and its affiliates may not exceed 10% of my liquid net worth. Investors who are accredited investors, as defined by Rule 501(a) of Regulation D under the Securities Act, are not subject to the foregoing investment concentration limit. For purposes of Oregon's suitability standard, "liquid net worth" is defined as an investor's total assets (excluding home, home furnishings, and automobiles) minus total liabilities.		
x. If I am a **Pennsylvania** resident, my investment in Brookfield Real Estate Income Trust Inc. may not exceed 10% of my net worth.		
y. If I am a **Puerto Rico** resident, my investment in Brookfield Real Estate Income Trust Inc., its affiliates and other non-traded real estate investment programs may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities.		
z. If I am a **Tennessee** resident who is not an "accredited investor" as defined in 17 C.F.R. § 230.501, I may not invest more than 10% of my net worth in Brookfield Real Estate Income Trust Inc.		
aa. If I am a **Vermont** resident and I am not an "accredited investor" as defined in 17 C.F.R. § 230.501, I may not purchase an amount of shares in this offering that exceeds 10% of my liquid net worth. For purposes of Vermont's suitability standard, "liquid net worth" is defined as an investor's total assets (not including home, home furnishings, or automobiles) minus total liabilities.		

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8 Brookfield Real Estate Income Trust Inc. (The “Trust”) I Subscription Agreement for Shares For purposes of the acknowledgments above, an affiliate of Brookfield Real Estate Income Trust Inc. shall mean (i) any person or entity directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of Brookfield Real Estate Income Trust Inc.; (ii) any person or entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by Brookfield Real Estate Income Trust Inc.; (iii) any person or entity directly or indirectly controlling, controlled by or under common control with Brookfield Real Estate Income Trust Inc., including any partnership in which Brookfield Real Estate Income Trust Inc. is a general partner or the sole member of a general partner; and (iv) any executive officer, director, trustee or general partner of Brookfield Real Estate Income Trust Inc. “Direct participation programs” means REITs, business development companies, oil and gas programs, equipment leasing programs, and commodity pools, but excludes federal and state exempt private offerings and any investment company registered pursuant to the Investment Company Act of 1940, as amended. If not otherwise specified, “liquid net worth” means that portion of an investor’s net worth consisting of cash, cash equivalents and readily marketable securities. If you do not have another broker-dealer or other financial intermediary introducing you to Brookfield Real Estate Income Trust Inc., then the Dealer Manager may be deemed to be acting as your broker of record in connection with any investment in Brookfield Real Estate Income Trust Inc. For important information in this respect, see Section 6 above. I declare that the information supplied above is true and correct and may be relied upon by Brookfield Real Estate Income Trust Inc. I acknowledge that the Broker-Dealer / Financial Advisor (Broker-Dealer / Financial Advisor of record) indicated in Section 6 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and repurchase information. Investors may change the Broker-Dealer / Financial Advisor of record at any time by contacting Brookfield Real Estate Income Trust Inc. at the number indicated below. 9. Tax Information and Subscriber Signature This section summarizes certain U.S. Federal income tax restrictions applicable to Brookfield Real Estate Income Trust Inc., an entity that has elected to be a real estate investment trust under the Code (a “REIT”) and includes information for the Subscriber and the Subscriber’s tax adviser to review and complete with regard to the tax status of the individual or entity in whose name the investment will be held. An entity formed as a REIT cannot maintain its REIT status if it is “closely held.” A REIT will be treated as closely held if, during the last half of a taxable year, five or fewer investors classified as “individuals” are treated as the beneficial owners of more than 50% of the equity of the REIT. In the case of a Subscriber that is an entity (an “Entity Subscriber”), the beneficial owners of the Entity Subscriber may, in turn, be considered beneficial owners of Brookfield Real Estate Income Trust Inc. Although Brookfield Real Estate Income Trust Inc. expects that the number of Subscribers and the tax status of the Entity Subscribers will enable Brookfield Real Estate Income Trust Inc. to avoid being treated as closely held, Brookfield Real Estate Income Trust Inc. needs to understand the tax status of each Subscriber in order to confirm that Brookfield Real Estate Income Trust Inc. will not be closely held. The following is a description of the rules defining the terms “Individual” and “Beneficial Ownership” as used in this Section 9 and a brief summary of how such rules may apply to most typical Subscribers. The term “Individual” means an individual within the meaning of Code Section 542(a)(2), as modified by Code Section 856(h)(3). Natural persons and the following organizations are treated as Individuals for these purposes: • A pension trust under Code Section 501(c)(17) (a trust that provides for payment of supplemental unemployment compensation); • A private foundation under Code Section 509(a); and • A trust permanently set aside or used for charitable purposes as described in Code Section 642(c) (charitable trusts for estate planning purposes). In general, all other entities are not treated as Individuals. The term “Beneficial Ownership” means the ownership of shares of stock of Brookfield Real Estate Income Trust Inc., directly or indirectly, by an entity or Individual for purposes of Code Section 542(a)(2), taking into account the constructive ownership rules of Code Section 544, as modified by Code Section 856(h)(1)(B). In general, this means that shares of stock of Brookfield Real Estate Income Trust Inc. held, directly or indirectly, by or for (i) a corporation, partnership, estate, or trust shall be considered as owned directly proportionately by its shareholders, partners or beneficiaries, and (ii) a natural person’s spouse, brothers, sisters, ancestors and lineal descendants are treated as owned by that person. In addition, if any entity or Individual has an option to acquire shares of stock of Brookfield Real Estate Income Trust Inc. (or an option to acquire such an option or one of a series of such options), such shares of stock of Brookfield Real Estate Income Trust Inc. shall be treated as owned by such entity or Individual. Under these rules, each Subscriber will be treated as Beneficially Owning its proportionate share of the stock of Brookfield Real Estate Income Trust Inc.. Moreover, in the case of a Subscriber that is not an Individual, each beneficial owner of the Subscriber will be treated as Beneficially Owning its proportionate share of Brookfield Real Estate Income Trust Inc. stock held, directly or indirectly, by the Subscriber. As used in this Section 9, the terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” have correlative meanings. A. SUBSCRIBER TAX STATUS Please confirm with a tax adviser the status and Beneficial Ownership of the Individual or entity making the investment in Brookfield Real Estate Income Trust Inc. and then check the category applicable to your status: a. Subscriber is a natural person and either: i. none of the Subscriber’s spouse, brothers or sisters (whether by whole or half-blood), ancestors or lineal descendants Beneficially Owns an interest in Brookfield Real Estate Income Trust Inc.; ii. the name of each related person described in clause (i) are disclosed in Section 9(C) below.

9 Brookfield Real Estate Income Trust Inc. (The “Trust”) I Subscription Agreement for Shares f. The Subscriber is a public charity exempt from tax under Code Section 501(c)(3). g. The Subscriber is a governmental plan within the meaning of Code Section 414(d) and either: i. no beneficiary holds an actuarial interest in the Subscriber in excess of 1%; or ii. a beneficiary holds an actuarial interest in the Subscriber of more than 1% but not in excess of 10%. h. The Subscriber is a voluntary employees’ beneficiary association described in Code Section 501(c)(9) and either: i. no beneficiary holds an interest in the Subscriber in excess of 1%; or ii. a beneficiary holds an interest in the Subscriber of more than 1% but not in excess of 10%. i. The Subscriber is a corporation, limited liability company or partnership not otherwise described in paragraphs (a) through (h) and either: i. no Individual Beneficially Owns more than 1% of the interests in the Subscriber; ii. an Individual Beneficially Owns more than 1% of the interests in the Subscriber, but no Individual Beneficially Owns more than 10% of the interests in the Subscriber; or iii. neither (i) nor (ii) applies, in which case the Subscriber must complete Section 9(B) below. j. The Subscriber is a trust or estate not otherwise described in paragraphs (a) through (h) and the statements in clause (i), (ii), (iii) or (iv) checked below apply: i. each beneficiary of the Subscriber (a “Beneficiary”) and, if the Subscriber is a grantor trust, each grantor of the Subscriber (a “Grantor”) is a natural person and at least two of such Beneficiaries and/or Grantors are related persons as described in paragraph (a)(i) of this Section 9(A); and either A. no Beneficiary or Grantor described in clause (i) is a related person within the meaning of paragraph (a)(i) of this Section 9(A) with respect to another Subscriber, Beneficiary of another Subscriber or Grantor of another Subscriber; or B. the names of all related persons described in clause (A), their status as Beneficiary or Grantor and such persons’ relationship to the Subscriber, the Beneficiary and/or the Grantor (as applicable) are disclosed in Section C below; ii. no Individual will Beneficially Own, directly or indirectly, more than 1% of the interests in the Subscriber; iii. if an Individual will Beneficially Own, directly or indirectly, more than 1% of the interests in the Subscriber, no Individual will Beneficially Own, directly or indirectly, more than 10% of the interests in the Subscriber; or iv. neither (i), (ii) nor (iii) applies, in which case the Subscriber must complete Section 9(B) below. B. SUBSCRIBER TAX STATUS NOT DESCRIBED IN SECTION 9(A) ABOVE If the Subscriber is not classified in any of the categories set forth in paragraphs (a) through (j) of Section 9(A) above, or if the Subscriber indicated that paragraph (i)(iii) or paragraph (j)(iv) of Section A applies to the Subscriber, the Subscriber must complete paragraphs (a) and (b) of this Section B below. In addition, the Subscriber must provide any additional information that Brookfield Real Estate Income Trust Inc. may request in order to ascertain whether more than 50% of the equity of Brookfield Real Estate Income Trust Inc. may be held by five or fewer Individuals. a. Please describe the Subscriber’s tax status under the Code (e.g., corporation, partnership, grantor trust): b. Please attach a statement describing the number of Beneficial Owners of the Subscriber, such Beneficial Owners’ relative interests in the Subscriber, and the relationships, if any, among the Subscriber’s beneficial owners. c. To the best of the Subscriber’s knowledge, as of the date hereof, are the Beneficial Owners of the Subscriber (disregarding the current investment) currently investors in Brookfield Real Estate Income Trust Inc. either directly or indirectly? Yes No If “Yes,” on the statement required pursuant to clause (b) above, please identify any such other investor and describe each such Beneficial Owners’ cumulative interest in Brookfield Real Estate Income Trust Inc. (disregarding the current investment) based on such direct and indirect ownership. b. The Subscriber is a trust described in Code Section 401(a) and exempt from tax under Code Section 501(a) and either: i. no beneficiary holds an actuarial interest in the Subscriber in excess of 1%; or ii. a beneficiary holds an actuarial interest in the Subscriber of more than 1% but not in excess of 10%. c. The Subscriber is a private foundation within the meaning of Code Section 509(a). d. The Subscriber is a trust described in Code Section 501(c)(17) (a trust providing for payment of supplemental unemployment compensation benefits). e. Subscriber is a trust permanently set aside for a charitable or other purpose as described in Code Section 642(c).

10 Brookfield Real Estate Income Trust Inc. (The “Trust”) I Subscription Agreement for Shares C. AFFILIATES a. To the best of the Subscriber’s knowledge, is the Subscriber affiliated with or related to any other investor in Brookfield Real Estate Income Trust Inc.? Yes No If “Yes,” please identify any such other investor and provide details of the affiliation (If the space provided is insufficient, please refer to and attach a separate list in response.) b. In the case of a Subscriber that is a trust described in Code Section 401(a) and exempt from tax under Code Section 501(a), the Subscriber certifies that no “disqualified person” (as defined in Code Section 4975(e)(2), without regard to subparagraphs (B) and (I) thereof) with respect to such Subscriber holds, directly or indirectly, any interest in Brookfield Real Estate Income Trust Inc. D. CERTIFICATION REGARDING U.S. PERSON STATUS  For Individual Purchasers: The prospective purchaser certifies that it is a “United States person,” as determined for U.S. federal income tax purposes unless this box is checked. For Entity Purchasers: The prospective purchaser certifies that it is a “United States person,” as determined for U.S. federal income tax purpose and is not owned, in whole or in part, directly or indirectly, by any foreign persons unless this box is checked. If the box is not checked the entity agrees that (i) it will not permit a direct or indirect interest in the entity to become owned by a foreign person or (ii) it will notify Brookfield if any direct or indirect interest in the entity becomes owned by a foreign person. “U.S. Person” means a “United States person” as defined by Internal Revenue Code Section 7701(a)(30) and includes (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any State (unless, in the case of a partnership, the Secretary provides otherwise by regulations), (iii) any estate the income of which is subject to U.S. federal income taxation regardless of its source, and (iv) a trust, if it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. E. CERTAIN FIRPTA CERTIFICATIONS (Required for U.S. investors): Under penalties of perjury, I certify that the address shown on this Subscription Agreement is my home address (in the case of an individual) or office address (in the case of an entity) and that I am not a foreign person. F. SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (Required for U.S. investors): Under penalties of perjury, I certify that: 1. The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; 3. I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and 4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. NAME AFFILIATION NAME AFFILIATION NAME AFFILIATION

11 Brookfield Real Estate Income Trust Inc. (The “Trust”) I Subscription Agreement for Shares G. SUBSCRIBER SIGNATURE(S) SIGNATURE OF INVESTOR DATE SIGNATURE OF CO-INVESTOR OR CUSTODIAN (If applicable) DATE (MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY) 10. Miscellaneous If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of Shares of Brookfield Real Estate Income Trust Inc. experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 8 above, they are asked to promptly notify Brookfield Real Estate Income Trust Inc. and the Broker-Dealer in writing. No sale of Shares may be completed until at least five business days after you receive the final Prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase. All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares of Brookfield Real Estate Income Trust Inc. Return to: SS&C GIDS, Inc. PO Box 219663 Kansas City, MO 64121 Overnight Address: Brookfield Real Estate Income Trust Inc. 801 Pennsylvania Ave, Suite 219663, Kansas City, MO 64105-1407 Toll Free Number: (833) 625-7348

12 Brookfield Real Estate Income Trust Inc. (The “Trust”) I Subscription Agreement for Shares Appendix A I. Instructions What is this form? U.S. law requires financial institutions to obtain, verify, and record information about the beneficial owners of legal entity customers. Who has to complete this form? This form is applicable to legal entity customers and must be completed by the person opening a new account or establishing a customer relationship on behalf of a legal entity. For the purposes of this form, a legal entity includes a corporation, limited liability company, partnership, personal holding company, statutory trust, or other entity created by the filing of a public document with a Secretary of State or similar office, and any similar business entity formed in the United States or a foreign country. Legal entity does not include sole proprietorships, unincorporated associations, or natural persons opening accounts or establishing a customer relationship on their own behalf. What information do I have to provide? This form requires you to provide the name, address, date of birth and social security number (in the case of non-U.S. individuals, a social security number, a passport number or other similar information) for the following individuals (i.e., the beneficial owners): a. Each individual, if any, who owns, directly or indirectly, 25% or more of the equity interests of the legal entity customer (e.g., each natural person that owns 25% or more of the shares of a corporation); and b. An individual with significant responsibility for managing the legal entity customer (e.g., a Chief Executive Officer, Chief Financial Officer, Managing Member, General Partner, President, Vice President or Trustee). II. Certifications of Beneficial Owner(s) Persons subscribing on behalf of a legal entity must provide the following information: a. Name and Title of Natural Person: b. Name, Type, and Address of Legal Entity: c. The following information for each individual, if any, who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, owns 25% or more of the equity interests of the legal entity listed above: Name Date of Birth Address (Residential or Business Street Address) Social Security Number, Passport Number and Country of Issuance, or other similar identification number2 (If no individual meets this definition, please write “Not Applicable.”) 2 In lieu of a passport number, Non-U.S. Persons may also provide a Social Security Number, an alien identification card number, or number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard.

13 Brookfield Real Estate Income Trust Inc. (The “Trust”) I Subscription Agreement for Shares d. The following information for one individual with significant responsibility for managing the legal entity listed above, such as: i. An executive officer or senior manager (e.g., Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President or Treasurer); ii. Any other individual who regularly performs similar functions. (If appropriate, an individual listed under section (c) above may also be listed in this section (d)). Name Date of Birth Address (Residential or Business Street Address) Social Security Number, Passport Number and Country of Issuance, or other similar identification number3 I, (name of natural person), hereby certify, to the best of my knowledge, that the information provided above is complete and correct. SIGNATURE DATE LEGAL ENTITY IDENTIFIER (Optional) 3 In lieu of a passport number, Non-U.S. Persons may also provide a Social Security Number, an alien identification card number, or number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard. Brookfield Real Estate Income Trust Inc. Investor Relations (833) 625-7348